Exhibit 10.12

RELEASE

June 28, 2004

The Thomson Corporation

290 Harbor Drive

Stamford, Connecticut, 06902-7441

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of June 28, 2004 (as it may be amended or supplemented from time to time, the “Merger Agreement”), among The Thomson Corporation, a Delaware corporation (“Parent”), Thyme Corporation, a Delaware corporation and a Subsidiary of Parent, and Information Holdings Inc., a Delaware corporation (the “Company”).  Capitalized terms used in this Release and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

In order to induce Parent to enter into and consummate the Merger and the other transactions contemplated by the Merger Agreement, and as a condition to consummating the Merger and the other transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby covenants and agrees as follows:

1.             Release.  Notwithstanding anything to the contrary in Section 6.8 of the Merger Agreement, the undersigned on behalf of himself and his successors, assigns and Affiliates, with respect to each and every Claim (as defined below) that the undersigned (or any of such Persons) may have had prior to, or may at or following the Effective Time have, against any of the Releasees (as defined below) (A) effective as of the Effective Time, irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees from any such Claim, and irrevocably, unconditionally and completely waives and relinquishes such Claim and (B) effective as of the date hereof, covenants not to sue or make any kind of demand or provide any kind of notice or undertaking with respect to any such Claim.  “Releasees” means (A) Parent; (B) the Company; (C) each Subsidiary of the Company, (D) each Affiliate of Parent and, after the Effective Time, of the Company; and (E) the successors, assigns and past, present and future directors, officers, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses (A) through (D) of this definition.  “Claim” means any dispute, claim, suit, right, damages, judgments, expenses, affirmative defenses, actions and causes of action of every kind and nature, in law, equity or otherwise, that relates to the matters set forth on Schedule I attached hereto, whether brought pursuant to common law, statute, agreement, any insurance policy held by the Company or any of its Subsidiaries, the Certificate of Incorporation, Bylaws or similar organizational documents of the Company or any of its Subsidiaries, the DGCL or otherwise.  The undersigned acknowledges that the releases set forth in this paragraph have provided a material inducement to Parent’s willingness to enter into the Merger Agreement and without such releases Parent would not have been willing to enter into the Merger Agreement, which agreement provides to the undersigned substantial benefit and accordingly the undersigned willingly grants this release in consideration therefor and for other good and valuable consideration, receipt of which is hereby acknowledged.

2.             Miscellaneous.   Sections 5.3 through 5.11 and 5.14 through 5.16 of the Voting and Proxy Agreement dated the date hereof, among Parent and certain stockholders of the Company (the “Voting Agreement”), are incorporated by reference herein, with, solely for purposes of this Release, (i) the term “parties” in such provisions meaning Parent and the undersigned, (ii) the term “Stockholder” in such provisions meaning the undersigned, and (iii) the address and facsimile number of the undersigned set forth on the signature page hereto being the address and facsimile number of the Stockholder referred to in Section 5.4 of the Voting Agreement.

Very truly yours,

/s/ Michael Danziger
		Name:	Michael Danziger
		Address:	7 Pollack Drive
Malboro, NJ 07746
		Facsimile No.:	(732) 536-7285

ACKNOWLEDGED AND AGREED:

The Thomson Corporation

By:	/s/ Darren Pocsik
Name: Darren Pocsik
Title: General Counsel, Thomson Scientific & Healthcare

SCHEDULE I

1.  Venturetek, L.P. v. Rand Publishing Co., et al, Index No. 605046/98 (Sup. Ct. N.Y. Cty.), including all appeals and related proceedings.

2.  Venturetek, L.P. v. Information Holdings Inc., Index No. 604416/02 (Sup. Ct. N.Y. Cty.), including all appeals and related proceedings.

3.  All Claims related to or arising from the foregoing litigations or proceedings.

4.  All Claims related to or arising from the facts alleged in the foregoing litigations or proceedings, or substantially similar facts.